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                           NEGOTIABLE PROMISSORY NOTE


$ 250,000                                                         April 28, 1999




                  FOR VALUE RECEIVED, the undersigned, Adatom, Inc., a California corporation with an address at 920 Hillview Court, Suite 160, Milipitas, California (the "Maker"), hereby promises to pay to the order of HealthCore Medical Solutions, Inc. (the "Payee") the sum of Two Hundred Fifty Thousand ($250,000) Dollars (the "Principal Amount"), together with annual interest payable from the date funds hereunder are advanced at the applicable federal short term rate on such date, in lawful money of the United States of America, and without set-off, defense, or counterclaim, of any kind whatsoever, upon the following terms and conditions:

         1. Maturity and Payment. The Maker shall pay the Principal Amount and all accrued interest to the Payee at 405 Lexington Avenue, 50th Floor, New York, NY 10174, or at such other place as the Payee shall have designated to Maker in writing, as follows: (a) in the event the merger of the Maker with and into and the Payee (the "Merger") shall be consummated by August 31, 1999, or such later date as the Maker and the Payee mutually agree in writing, the Maker shall pay the total Principal Amount of this Negotiable Promissory Note (the "Note") , together with all accrued interest, on demand by the Payee following the consummation of the Merger; or (b) in the event the Merger is not consummated, the Maker shall pay the Principal Amount of this Note, together with all accrued interest, on the earlier of ninety (90) days following the termination of (i) that certain Letter of Intent (the "Letter"), dated as of the date hereof, between the Maker and the Payee, or (ii) if one shall have been executed by the parties, a definitive agreement setting forth the terms and conditions of the Merger. Notwithstanding anything contained herein to the contrary, the Maker shall have the right to prepay all or any portion of the Principal Amount then outstanding at any time without penalty or premium.

         2. Events of Default. An event of default shall be deemed to have occurred under this Note upon the occurrence of any of the following (each an "Event of Default"):

                  (a) Non-Performance. Failure on the part of the Maker to perform (following the expiration of any applicable grace and/or cure period) any of the terms or covenants, or satisfy any conditions (within the applicable time limitations), contained in either this Note, that certain Security Agreement (the "Security Agreement"), or the Letter, each of which is being executed and delivered simultaneously, and in connection, herewith by the Maker and the Payee (provided, however, that if such failure relates to any term, covenant or condition not involving the payment of money, such failure must continue for ten (10) days after notice of such failure is given to the Maker by the Payee);

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                  (b) Misrepresentation. A material breach of any of the
         representations or warranties made by the Maker in this Note, the Security Agreement or the Letter;

                  (c) Insolvency. (i) The Maker shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its assets, with or without consent of the Payee; (ii) the Maker is generally not paying its debts as they become due, has made a general assignment for the benefit of creditors, has been adjudicated insolvent, or has filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding;
         (iii) the Maker has taken corporate action for the purpose of effecting any of the foregoing; (iv) an order, judgment or decree shall have been entered, with or without the application, approval or consent of the Payee by any court of competent jurisdiction (which is not dismissed within 45 days) approving a petition seeking reorganization of the Maker, or appointing a receiver, trustee, custodian or liquidator of the Maker, or a substantial part of its assets; or a petition in bankruptcy shall have been filed against the Maker (which is not dismissed within 45 days); or (v) an Order for Relief has been entered under Title XI of the United States Code Annotated, as amended and restated, by, for, or on behalf of, the Maker; and

                  (d) Material Adverse Change. The determination in good faith by the Payee that a material adverse change has occurred, or is reasonably likely to occur from and after the date hereof, in the management or financial condition of the Maker.

         3. Acceleration. If an Event of Default shall occur and be continuing, the Payee may (in addition to any rights and remedies available to the Payee at law or in equity, including, without limitation, those set forth in the Note, Security Agreement or the Letter, as applicable), in its sole option, declare the entire unpaid portion of the Principal Amount and all accrued interest thereon to be immediately due and payable by the Maker. The Payee, by notice to the Maker, may rescind any such declaration of the acceleration of the payment of the Principal Amount and the accrued interest thereon.

         4. Waiver. The Maker hereby waives diligence, presentment, protest, demand for payment, and notice of any kind whatsoever.

         5. Fees and Expenses. The Maker hereby agrees to pay and reimburse the Payee for any fees or expenses incurred by the Payee in connection with its enforcement of the provisions of this Note, including, without limitation, fees and expenses of counsel.

         6. Binding Effect. The obligations of the Maker hereunder shall be binding on its legal representatives, successors and assigns. The Maker's rights and obligations under this Note shall not be assigned or delegated without the express written consent of the Payee, and any purported delegation without such consent shall be void. The Payee's rights and obligations hereunder shall not, prior to the expiration or earlier termination of the Letter, or such subsequent date to which the Payee and the Maker extend the deadline by which the Merger must be


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consummated, be assigned or delegated without the express written consent of the
Maker, and any purported assignment or delegation without such consent shall be void.

         7. Notices. All notices and other communications hereunder shall be of no force or effect unless in writing and shall be deemed given when delivered personally (including by express courier) or, if mailed by registered or certified mail (return receipt requested), five (5) days after having been so mailed, to the parties at their respective addresses set forth below (or at such other address for a party as shall be specified by like notice):

                  If to the Payee:

                           HealthCore Medical Solutions, Inc.
                           405 Lexington Avenue, 50th Floor
                           New York, NY  10174
                           Attention: Neal Polan, President

                  with a copy to:

                           Epstein Becker & Green, P.C.
                           250 Park Avenue
                           New York, NY  10017
                           Attention: Seth Truwit, Esq.

                  If to the Maker:

                           Adatom, Inc.
                           920 Hillview Court, Suite 160
                           Milipitas, CA  95035
                           Attention: Richard Barton, President

                  with a copy to:

                           McCutchen, Doyle, Brown & Enersen, LLP
                           Three Embarcadero Center
                           San Francisco, CA  94111
                           Attention: Henry D. Evans, Jr., Esq.

         8. Amendment; No Waiver. This Note may be amended, or any term hereof waived, only in a writing signed by the Maker and the Payee. No failure to exercise, or any delay in exercising, on the part of the Payee any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. A waiver by the Payee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Payee would otherwise have on any future occasion.


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         9. Severability. The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note.

         10. Jurisdiction. The Maker hereby irrevocably consents to the nonexclusive jurisdiction of the Courts of the State of New York or any Federal Court in such State in connection with any action or proceeding arising out of or related to this Agreement or the Note. In any such litigation, the Maker waives personal service of any summons, complaint or other process and agrees that service of any summons, complaint or other process may be made by certified or registered mail to it, at the address provided herein. THE MAKER WAIVES TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE NOTE.

         11. Governing Law. This Note shall be governed by and construed solely in accordance with the laws of the State of New York (without giving effect to Principles of conflicts of law).


                                        ADATOM, INC.



                                        By: /s/ Richard Barton
                                           -------------------------------
                                           Richard Barton, President





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